N-SAR Item #77.C. Matters submitted to a vote of security holders.

A special meeting of the shareholders of the Fund was held on August 24, 2012 and the following matters were approved by the shareholders.  The results of the shareholder votes were as follows:

		For	Against	Withheld

1)	To approve the new investment advisory
	agreement between the Company,
	on behalf of the Fund, and PTC;	8,833,740	34,722	44,946
2)	To elect four directors to the
	Board of Directors:
	Thomas N. Tuttle, Jr. (interested)	16,306,057	—	117,586
	John F. Hensler (independent)	16,320,436	—	103,207
	Douglas C. Malmquist (independent)	16,318,135	—	105,508
	Robert H. Manegold (independent)	16,299,336	—	124,307
3A)	To approve the reclassification of the
	fundamental investment limitation
	related to selling short and buying
	on margin as a non-fundamental
	investment limitation;	8,755,279	114,552	43,576
3B)	To approve the reclassification of the
	fundamental investment limitation
	related to pledging assets as a non-
	fundamental investment limitation;	8,749,213	122,237	41,957
4A)	To approve modifying the fundamental
	investment limitation related to issuing
	senior securities and borrowing money;	8,749,066	120,743	43,598
4B)	To approve modifying the fundamental
	investment limitation related to loans;	8,747,848	126,127	39,432
4C)	To approve modifying the fundamental
	investment limitation related to
	investing in real estate;	8,773,371	92,297	47,738
4D)	To approve modifying the fundamental
	investment limitation related to
	investing in commodities;	8,765,738	105,930	41,737
5A)	To approve eliminating the fundamental
	investment limitation related to the
	ownership of related party securities;	8,753,956	109,671	49,778
5B)	To approve eliminating the fundamental
	investment limitation related to the
	acquisition of securities also owned
	by certain related persons;	8,752,484	116,919	44,003
5C)	To approve eliminating the fundamental
	investment limitation related to oil,
	gas and other mineral leases; and	8,790,485	81,066	41,855
6)	To approve an amendment to the articles
	of incorporation of the Company to
	revise article III, the Company’s
	purpose, to provide more flexibility.	8,773,888	98,745	40,773